EXHIBIT 21

FIRSTBANK CORPORATION SUBSIDIARIES

NAME	STATE OF INCORPORATION	OWNERSHIP
Firstbank – Alma (1)	Michigan	100%
Firstbank	Michigan	100%
Firstbank – West Branch (1)	Michigan	100%
Keystone Community Bank	Michigan	100%
1st Title, Inc.	Michigan	100% by Firstbank – West Branch
Firstbank – Alma Mortgage Company (2)	Michigan	100% by Firstbank - Alma
Firstbank (Mt. Pleasant) Mortgage Company (2)	Michigan	100% by Firstbank (Mt. Pleasant)
Firstbank – West Branch Mortgage Company (2)	Michigan	100% by Firstbank – West Branch
Keystone Mortgage Services, LLC (3)	Michigan	100% by Keystone Community Bank
Keystone Premium Finance	Michigan	90% by Keystone Community Bank and 10% by Keystone Mortgage Services, LLC
Keystone T.I. Sub, LLC	Michigan	100% by Keystone Community Bank
KCB Title Insurance Agency, LLC	Michigan	50% by Keystone T.I. Sub, LLC
1st Investors Title, LLC	Michigan	46% owned by Firstbank – West Branch
FBMI Risk Management Services, Inc.	Nevada	100%
Firstbank – West Michigan (1)	Michigan	100%
ICNB Mortgage Company, LLP (2)	Michigan	100% by Firstbank – West Michigan
First Investment Center	Michigan	100% by Firstbank – West Michigan
Austin Mortgage Company, Inc	Michigan	100%

(1)	Consolidated into Firstbank effective February 1, 2013.
(2)	Consolidated into Firstbank effective February 28, 2013.
(3)	Consolidated into Keystone Community Bank effective February 28, 2013.